UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

April 8, 2004

Date of Report
(Date of earliest event reported)

Juniper Networks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26339	77-0422528

(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)

1194 N. Mathilda Avenue
Sunnyvale, CA 94089	(408) 745-2000

(Address of principal executive offices)	(Registrant’s telephone number, including
area code)

Item 5.     Other Events.

          On April 8, 2004, Juniper Networks, Inc. announced that it is calling for redemption, on May 12, 2004, of the remaining outstanding balance of its 4.75% Convertible Subordinated Notes due March 15, 2007 (the “Notes”) in the principal amount of $142,076,000. Prior to 5:00 p.m., Eastern Time, on May 11, 2004, holders may convert their Notes called for redemption into shares of Juniper Networks common stock at a price of approximately $163.9559 per share, or 6.0992 shares of Juniper Networks common stock per $1,000 principal amount of the Notes. A copy of the press release issued by Juniper Networks on April 8, 2004 is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits

          (c) Exhibits

Exhibit No.	Description
99.1	Press Release of Juniper Networks, Inc. issued on April 8, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.
Date:	April 8, 2004

By:	/s/ Mitchell Gaynor

Mitchell Gaynor
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Juniper Networks, Inc. issued on April 8, 2004